Instil Bio Announces Strategic Update

DALLAS, TX, January 16, 2024 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil” or the “Company”) (NASDAQ: TIL), a clinical-stage biopharmaceutical company focused on developing tumor infiltrating lymphocyte, or TIL, therapies for the treatment of patients with cancer, today announced a strategic update.

Instil has entered into an agreement with a collaborator that has a successful track record of manufacturing and dosing patients with cell therapies to conduct preclinical manufacturing feasibility studies in the ITIL-306 program. The feasibility studies have been initiated, and if the feasibility studies are successful, Instil’s collaborator may open an investigator-initiated clinical trial (IIT) to enroll patients with non-small cell lung cancer (NSCLC) in China. In the event the IIT generates compelling proof-of-concept clinical data in 2024, Instil may explore options for a potential transition of ITIL-306 to a US-based CDMO for manufacturing and clinical development primarily at US clinical trial sites.

With the objective of saving costs and improving time efficiency, the Company is announcing the closure of its UK manufacturing and clinical operations, thereby reducing its UK workforce which is expected to be substantially completed by the first half of 2024. Instil plans to retain key process development, research, and related personnel to advance early-stage pipeline development of CoStAR™ and other novel TIL technologies, and to support the company’s collaboration.

About Instil Bio

Instil Bio, Inc. (Nasdaq: TIL) is a clinical-stage biopharmaceutical company focused on developing TIL therapies for the treatment of patients with cancer. Instil has assembled an accomplished management team with a successful track record in the research, development and manufacture of cell therapies. Instil is developing a novel class of genetically engineered TIL therapies using its Co-Stimulatory Antigen Receptor, or CoStAR™, platform, including ITIL-306, a next-generation, genetically engineered TIL therapy, for multiple solid tumors. For more information visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying the therapeutic potential of our product candidates, our research, development and regulatory plans for our product candidates, including the timing of our ongoing and potential future preclinical studies and clinical trials and the availability of data therefrom, including our expectations concerning our ITIL-306 program, our expectations concerning the closure of our UK manufacturing and clinical operations and the related reduction in force and the benefits thereof, expectations concerning our collaboration and the generation of preclinical and clinical data therefrom, plans for potential transition of ITIL-306 to the United States, our expectations regarding our capital position, resources, and balance sheet, and the potential impact thereof on our development of ITIL-306, and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming cell therapy product development process and the uncertainty of clinical success, including risks related to failure or delays in completing feasibility studies and successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that our product candidates may otherwise not be effective treatments in their planned indications; risks associated with reliance on third-party collaborators; risks associated with conducting clinical trials outside the United States; our ability to achieve the expected benefits of the closure of our UK manufacturing and clinical operations; macroeconomic conditions, including as a result of the conflicts in Ukraine and in the Middle East, interest rates, inflation, bank failures and other factors, which could materially and adversely affect our business and operations, including our ability to timely initiate, enroll and complete future clinical trials; the time-consuming and uncertain regulatory approval process; risks inherent in manufacturing and testing of cell therapy products; the sufficiency of our cash resources, and other risks and uncertainties affecting Instil and its development programs, including those discussed in the section titled “Risk Factors” Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations
1-972-499-3350
investorrelations@instilbio.com
www.instilbio.com

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